[KPMG LETTERHEAD]


Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549
USA


May 17, 2002


Dear Sir

SDC International, Inc.

KPMG Ceska republika, s.r.o was appointed principal accountants for SDC International, Inc. (the "Company") on February 4, 2002. On April 16, 2002, that firm resigned as the company's auditors. KPMG Ceska republika, s.r.o, has not completed an audit of the Company's consolidated financial statements and has never reported thereon. We have read SDC International, Inc.'s statements included under Item 4 of its Form 8-K dated April 23, 2002, and we do not agree with such statements because:

     1. The second paragraph under Item 4 of the Form 8-K refers to Tatra, a.s. ("TATRA"), a subsidiary of SDC International, Inc. TATRA is not an SEC Registrant. That paragraph also refers to the delivery of a report by KPMG Ceska republika, s.r.o. relating to an audit of TATRA. The report referred to relates to an audit of TATRA's financial statements as of and for the year ended December 31, 2001. Although not stated by SDC International, Inc. in the Form 8-K, the audit of TATRA's financial statements referred to in the Form 8-K was performed in accordance with generally accepted auditing standards in the Czech Republic, and not in accordance with generally accepted auditing standards in the United States of America. Additionally, the financial statements of TATRA referred to in the audit report were prepared in conformity with generally accepted accounting principles in the Czech Republic, and not in conformity with generally accepted accounting principles in the United States of America. Accordingly, we believe that reference in the Form 8-K to the financial statements of TATRA and the audit report thereon issued by KPMG Ceska republika, s.r.o. is not appropriate. Our engagement letter to SDC International, Inc. was dated February 4, 2002 and formally accepted by the Company on February 14, 2002.


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                                       Securities and Exchange Commission
                                                  SDC International, Inc.
                                                             May 17, 2002



     2. The third paragraph under Item 4 of the Form 8-K states that "Other than as specifically set forth in the foregoing paragraphs with respect to the TATRA Group, KPMG issued no reports with respect to the Company during KPMG's tenure as the Company's independent public accountants." As noted above, KPMG Ceska republika, s.r.o. has never completed an audit of the financial statements of the Company and, accordingly, we believe the words "Other than as specifically set forth in the foregoing paragraphs with respect to the TATRA Group" are inappropriate.

     3. The fourth paragraph under Item 4 indicates that "During KPMG's tenure as the Company's independent public accountants, there were no disagreements at any time between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements of the Company." We disagree with this statement, as KPMG Ceska republika, s.r.o. advised the Company that the reason for its resignation as the Company's independent auditors was its inability to obtain the information needed in order to complete an audit of the Company's consolidated financial statements.

     4. The fifth paragraph under Item 4 indicates that "None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K under the Securities act of 1933 occurred within the last two fiscal years and the subsequent interim period to the date hereof." We disagree with this statement because, as noted above, we advised the Company that the reason for KPMG Ceska republika, s.r.o.'s resignation as the Company's independent auditors was its inability to obtain the information needed in order to complete an audit of the Company's consolidated financial statements.

     5. The sixth paragraph under Item 4 indicates that "The Company requested today that KPMG furnish it as promptly as possible with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company in this Form 8-K." We disagree with this statement, as KPMG Ceska republika, s.r.o. did not receive this request, nor was it aware that the Form 8-K discussed herein had been filed by the Company, until May 1, when it discovered the Form 8-K had been filed on EDGAR.

Very truly yours,

/s/KPMG Ceska republika

KPMG Ceska republika, s.r.o.


C.c: SDC International, Inc.




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